Exhibit 99.1

Nuvectis Pharma, Inc. Reports First Quarter 2026 Financial Results and Business Highlights

•	NXP900 Phase 1b clinical program continues to enroll patients at select sites in the US

•	NXP900 preclinical presentations at the 2026 American Association for Cancer Research (“AACR”) Annual Meeting” further support the clinical development strategy

May 5, 2026, Fort Lee, NJ - Nuvectis Pharma, Inc. (NASDAQ: NVCT) ("Nuvectis" or the "Company"), a clinical-stage biopharmaceutical company focused on the development of innovative precision medicines for the treatment of serious conditions of unmet medical need in oncology, today reported its financial results for the first quarter of 2026 and provided an update on recent business progress.

Ron Bentsur, Chairman and Chief Executive Officer of Nuvectis, commented, “2026 is off to a good start for Nuvectis as we advance the NXP900 Phase 1b clinical program which continues to enroll patients at top sites in the US in both the monotherapy and combination arms of the program.” Mr. Bentsur added, “At this year’s AACR conference held last month, we provided preclinical data supporting the use of NXP900 in combination with sotorasib, a RAS inhibitor, in non-small cell lung cancer (NSCLC). The combination demonstrated clear synergy both in sotorasib-sensitive and sotorasib-resistant NSCLC models.”

Mr. Bentsur concluded, “We are excited for what’s ahead in 2026 and expect a preliminary data readout from the NXP900 Phase 1b study in the summer. We continue to operate with financial discipline and remain focused on achieving key clinical development milestones in our NXP900 program in 2026 and beyond.”

First Quarter 2026 Financial Results

Cash and cash equivalents were $25.1 million as of March 31, 2026, compared to $31.6 million as of December 31, 2025.

The Company's net loss was $6.1 million for the three months ended March 31, 2026, compared to $5.3 million for the three months ended March 31, 2025, an increase of $0.8 million. Non-cash stock-based compensation was $1.9 million for the three months ended March 31, 2026 compared to $1.4 million for the three months ended March 31, 2025.

Research and development expenses were $4.1 million for the three months ended March 31, 2026, compared to $3.7 million for the three months ended March 31, 2025, an increase of $0.4 million. The increase was primarily driven by a $0.4 million increase in manufacturing costs, a $0.3 million increase in employee compensation and benefits, and a $0.2 million increase in clinical trial expenses, partially offset by a $0.5 million reduction in license fees and other professional services.

General and administrative expenses were $2.2 million for the three months ended March 31, 2026, compared to $1.9 million for the three months ended March 31, 2025, an increase of $0.3 million. The increase was primarily driven by a $0.2 million increase in professional and consulting services related to public company expenses and a $0.1 million increase in employee compensation and benefits.

Finance income was $0.2 million for the three months ended March 31, 2026 and 2025.

About Nuvectis Pharma, Inc.

Nuvectis Pharma, Inc. is a biopharmaceutical company focused on the development of innovative precision medicines for the treatment of serious conditions of unmet medical need in oncology. The Company is developing NXP900, a clinical-stage drug candidate. NXP900 is an oral small molecule inhibitor of the SRC Family of Kinases (SFK), including SRC and YES1. Its unique mechanism of action enables inhibition of both the catalytic and scaffolding functions of the SRC kinase, providing comprehensive shutdown of the signaling pathway. NXP900 has completed a Phase 1a dose escalation study, a drug-drug interaction study in healthy volunteers and the Phase 1b program is ongoing.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the U.S. federal securities laws, which are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as "anticipate", "believe", "contemplate", "could", "estimate", "expect", "intend", "seek", "may", "might", "plan", "potential", "predict", "project", "target", "aim", "should", "will", "would", or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward looking statements are based on Nuvectis Pharma, Inc.'s current expectations and interpretations of data and information available, including preclinical and clinical safety, pharmacokinetics, pharmacodynamics, and efficacy data generated to date for NXP900 and the timing and safety and efficacy data expectations for the monotherapy and combination components of the NXP900 Phase 1b program and estimates and projections regarding our financial condition. The outcomes of the events described in these forward-looking statements are subject to inherent uncertainties, risks, assumptions, market and other conditions, and other factors that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties may also be subject to market and other conditions and described more fully in the section titled "Risk Factors" in our 2025 Form 10-K and our other public filings with the U.S. Securities and Exchange Commission ("SEC"). However, these risks are not exhaustive and new risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward looking statements contained in this press release or other filings with the SEC. Any forward-looking statements contained in this press release speak only as of the date of this press release. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Company Contact:

Ron Bentsur

Chairman, Chief Executive Officer and President

rbentsur@nuvectis.com

Media Relations Contact:

Kevin Gardner

LifeSci Advisors

kgardner@lifesciadvisors.com

NUVECTIS PHARMA, INC.

BALANCE SHEET

(USD in thousands, except per share and share amounts)

	March 31,	December 31,
	2026	2025
Assets
CURRENT ASSETS
Cash and cash equivalents	$25,130	$31,634
Other current assets	268	75
TOTAL CURRENT ASSETS	25,398	31,709

TOTAL ASSETS	$25,398	$31,709

Liabilities and Shareholders’ Equity

CURRENT LIABILITIES
Accounts payable	$4,695	$6,274
Accrued liabilities	36	115
Employee compensation and benefits	6,447	6,907
TOTAL CURRENT LIABILITIES	11,178	13,296
TOTAL LIABILITIES	11,178	13,296

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Common Shares, $0.00001 par value – 60,000,000 shares authorized as of March 31, 2026, and December 31, 2025, 26,525,533, and 25,676,798 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	*	*
Additional paid in capital	119,957	118,100
Accumulated deficit	(105,737)	(99,687)
TOTAL SHAREHOLDERS’ EQUITY	14,220	18,413
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$25,398	$31,709

*	Represents an amount lower than $1,000 USD.

NUVECTIS PHARMA, INC.

STATEMENT OF OPERATIONS

(USD in thousands, except per share and share amounts)

	Three Months Ended March 31
	2026	2025
OPERATING EXPENSES
Research and development	$4,106	$3,680
General and administrative	2,154	1,888

OPERATING LOSS	(6,260)	(5,568)
Finance income	210	236

NET LOSS	$(6,050)	$(5,332)
TOTAL NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(6,050)	$(5,332)
BASIC AND DILUTED NET LOSS PER COMMON SHARE OUTSTANDING	$(0.26)	$(0.27)
Basic and diluted weighted average number of common shares outstanding	23,414,475	19,937,507